UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2011
SOMAXON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10935 Vista Sorrento Parkway, Suite 250, San Diego, CA	92130

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 876-6500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On November 23, 2011, Somaxon Pharmaceuticals, Inc. (“Somaxon”) and The Proctor & Gamble Distributing Company LLC (“P&G”) entered into a letter agreement amendment to the Co-Promotion Agreement dated August 24, 2010, as amended, between the parties, pursuant to which Somaxon and P&G agreed that through the period ending on March 31, 2012 (the “Evaluation Period”), Somaxon and P&G would work together to evaluate the potential to develop and commercialize an over-the-counter pharmaceutical product containing doxepin as the sole active pharmaceutical ingredient (an “OTC Product”), including jointly developing a desired product profile for the OTC Product and conducting market research on such product profile at P&G’s expense. During the Evaluation Period, Somaxon agreed not to negotiate rights in and to an OTC Product (such rights, “OTC Product Rights”) with any third party. If P&G notifies Somaxon of its interest in negotiating for OTC Product Rights at any time prior to the end of the Evaluation Period, P&G will have the exclusive right to negotiate with Somaxon relating to such rights for one hundred twenty (120) days from Somaxon’s receipt of the notice, or such longer period as may be mutually agreed by Somaxon and P&G.
A complete copy of the letter agreement amendment with P&G is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the letter agreement is qualified in its entirety by reference to such exhibit.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description of Exhibit

10.1
Letter agreement dated November 23, 2011, between Somaxon Pharmaceuticals, Inc. and The Procter & Gamble Distributing Company LLC, amending the Co-Promotion Agreement between Registrant and The Procter & Gamble Distributing Company, LLC dated August 24, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: November 25, 2011

	By:	/s/ Matthew W. Onaitis

		Name:	Matthew W. Onaitis
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1
Letter agreement dated November 23, 2011, between Somaxon Pharmaceuticals, Inc. and The Procter & Gamble Distributing Company LLC, amending the Co-Promotion Agreement between Registrant and The Procter & Gamble Distributing Company, LLC dated August 24, 2010.